UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2007

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Lancaster Avenue Malvern, PA 19355		19355-2143

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

At a joint Compensation Committee / Board of Directors meeting on February 27, 2007, the Compensation Committee of the Board of Directors approved the base salary for the Company’s Chief Executive Officer for 2007 and the Board of Directors approved the base salaries of Vishay’s other executive officers, on the recommendation of the Compensation Committee. The base salaries for 2007 are set forth below.

Name	Positions Held	2007 Base Salary

Dr. Felix Zandman	Chairman of the Board, Chief Technical and Business Development Officer	$975,000(1)

Dr. Gerald Paul	President and Chief Executive Officer	€703,529 (approximately $914,000)(2)

Richard N. Grubb	Executive Vice President, Treasurer, and Chief Financial Officer	$468,000

Marc Zandman	Vice-Chairman of the Board, Chief Administration Officer, and President - Vishay Israel Ltd.	NIS 1,374,861 (approximately $327,000)(3)

Ziv Shoshani	Executive Vice President, Chief Operating Officer	NIS 1,160,704 (approximately $276,000)(3)

(1) – No change from prior year.
(2) – Salary will be paid in Euro.
(3) – Salary will be paid in Israeli sheckels

The other terms and conditions of the employment agreements with these respective executive officers are unchanged.

The Company’s employment agreements provide for a bonus based on a percentage of Adjusted Net Income, capped at three times salary for Drs. Zandman and Paul and Mr. Grubb.  “Adjusted Net Income” is defined in the Company’s Cash Bonus Plan as the Company’s net income, determined in accordance with generally accepted accounting principles in the United States and consistent with the methods used in the Company’s reports on Forms 10-K and 10-Q, excluding restructuring and related severance costs, inventory write-downs and related purchase commitment charges and credits, write-offs of purchased research and development, and individually material one-time gains or charges.  The Company’s adjusted net income for 2006 was more than double its adjusted net income for 2005, and accordingly, the Compensation Committee also recommended a special stock option grant to these executive officers and certain other employees in light of this performance. The stock options were granted as part of the approved allotment from the Company’s 1998 Stock Option Program.  The options will vest ratably over a six year period and will have an exercise price of $14.25, the closing price of Vishay’s common stock on the date of grant (February 27, 2007).

The options granted to these executive officers were as follows:

Name	Options Granted

Dr. Felix Zandman	210,000
Dr. Gerald Paul	140,000
Richard N. Grubb	70,000
Marc Zandman	25,000
Ziv Shoshani	25,000

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2007

VISHAY INTERTECHNOLOGY, INC.

	By:	/s/ Richard N. Grubb

	Name:	Richard N. Grubb
	Title:	Executive Vice President and
Chief Financial Officer